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                     SECURITIES AND EXCHANGE COMMISSION



                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       February 1, 1997
                                                 ------------------------------



                            PALMER WIRELESS, INC.
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           (Exact name of registrant as specified in its charter)



             Delaware                                 0-25588                         65-0456627
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(State or other jurisdiction                        (Commission                      (IRS Employer
         of incorporation)                           File No.)                    Identification No.)



12800 University Drive, Suite 500, Fort Myers, Florida                                     33907
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(Address of principal executive offices)                                                (Zip Code)


             Registrant's telephone number, including area code:
                                (941) 433-4350


                                Not applicable
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        (Former name or former address, if changed since last report)







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Item 5.          Other Events.

                 On February 1, 1997, Cellular Dynamics Telephone Company of Georgia, a wholly-owned subsidiary of Palmer Wireless, Inc. (the "Company"), acquired the cellular telephone system serving the Georgia-13 Rural Service Area (Market No. 383) from Mobile Communications Systems L.P. ("MCS") for a total cash purchase price of $30 million, subject to certain adjustments (the "Acquisition"). The Acquisition was made pursuant to a Sale and Purchase Agreement dated January 21, 1997 (filed as Exhibit 5 hereto), which replaced and superseded the Sale and Purchase Agreement between MCS and Palmer Wireless Holdings, Inc. dated August 22, 1996 (filed as Exhibit 5 to the Company's Current Report on Form 8-K dated August 22, 1996).

Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits.

                 (c)      Exhibits.

10 Sale and Purchase Agreement by and among Mobile Communications Systems, L.P. and Cellular Dynamics Telephone Company of Georgia, dated January 21, 1997





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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PALMER WIRELESS, INC.




Date:  February 11, 1997           By: /s/ ROBERT G. ENGELHARDT
                                      -----------------------------------------
                                       Robert G. Engelhardt
                                       Executive President and Secretary





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                                 EXHIBIT INDEX



Exhibit No.          Description                                        Page
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10                   Sale and Purchase Agreement by and among Mobile
                     Communications Systems, L.P. and Cellular Dynamics
                     Telephone Company of Georgia, dated January 21, 1997